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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe the Participants' (as defined below) objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Boots Capital (as defined below) or any of the other Participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Boots Capital or the other Participants that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Boots Capital nor any Participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Boots Capital and the other Participants do not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are Boots Parallel 1, LP, Boots, LP, Boots Capital Management, LLC ("Boots Capital"), Boots GP, LLC, 4M Management Partners, LLC, 4M Investments, LLC, WRCB, L.P., Theodore B. Miller, Jr. and Tripp H. Rice (collectively, the "Boots Parties"); and Charles Campbell Green III and David P. Wheeler (together with Mr. Miller and Mr. Rice, the "Boots Nominees," and together with the Boots Parties, the "Participants").

Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the "Definitive Proxy Statement") with the Securities and Exchange Commission (the "SEC") on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders of Crown Castle Inc., a Delaware corporation ("Crown Castle" or the "Corporation").

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY

Boots Capital and the other Participants have filed a definitive proxy statement and accompanying GOLD proxy card (the "Definitive Proxy Statement") with the Securities and Exchange Commission (the "SEC") on April 22, 2024 to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual meeting of stockholders of Crown Castle Inc., a Delaware corporation ("Crown Castle" or the "Corporation").

IMPORTANT INFORMATION AND WHERE TO FIND IT

BOOTS CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF CROWN CASTLE TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DEFINITIVE PROXY STATEMENT, AND OTHER PROXY MATERIALS FILED BY BOOTS CAPITAL AS THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV AND AT BOOTS CAPITAL'S WEBSITE AT WWW.REBOOTCROWNCASTLE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE CORPORATION'S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO THE PARTICIPANTS' PROXY SOLICITOR, MORROW SODALI LLC, 430 PARK AVE., 14TH FLOOR, NEW YORK, NEW YORK 10022 (STOCKHOLDERS CAN CALL TOLL-FREE: (800) 662-5200).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

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Reboot Crown Castle
Restoring Credibility, Leadership & Operational Excellence at Crown Castle to Drive Long-Term Value for All Shareholders
HOW TO VOTE

The Case for Change at Crown Castle

For more than a decade, Crown Castle shareholders have suffered at the hands of a Board that made the wrong decision every time it mattered most. We believe that the Board's poor judgment has cost shareholders tens of billions of dollars in value, saddled the company with a debt-fueled dividend policy and corroded employee morale and broader stakeholder trust.

We wish to be a positive force and work constructively with all stakeholders to make Crown Castle the preeminent tower company by executing on an achievable and carefully developed near- and long-term plan. We believe our four highly qualified director candidates would bring the vast towers expertise, long-term transformational vision, and urgency necessary to Reboot Crown Castle.

Underperformance

Crown Castle's stock price and total shareholder returns have significantly underperformed its peers over a 10-year period, and its shares recently hit a six-year low. Furthermore, the Company has performed significantly worse than direct peers (AMT and SBAC) and the S&P 500 over each of the 10-, 7-, 5-, 3-, 2- and 1-year periods ending December 31, 2023.

Over this period, Crown Castle's leadership has made a series of strategic and operational missteps, including the sale of valuable international assets and the investment of approximately **$22 billion** in overpriced fiber assets that have never returned their cost of invested capital.

Leadership Turmoil

The Board has failed in one of its most essential governance duties: Overseeing a stable change in leadership roles.

More than a dozen senior executives across the Company's fiber acquisitions have resigned, and within the last three years the two EVP/COOs leading the Company's tower segment departed. In October 2023, the CFO, Dan Schlanger, resigned, followed by the retirement of the CEO, Jay Brown, with no succession plan in place. Schlanger was re-hired in 2024. Additionally, on April 11 and in the midst of a proxy contest, it was announced that the VP of Investor Relations, Chris Hickman, resigned.

Mismanagement of Key Relationships

The Board oversaw the shutdown of the Company's 1,000+ employee Canonsburg, Pennsylvania campus, only to reverse its decision less than two months later.

Most recently, the Company took the unwise decision of taking to trial one of its most important customers – Dish Wireless – over Dish's alleged use of three additional feet of tower site space. Crown Castle lost the case and damaged its relationship with Dish.

Slow to Act on Fiber & Small Cells

This is the second time in four years that shareholders have demanded a go-forward evaluation of the fiber strategy.

The sale of Crown Castle's fiber business is essential to reset Crown Castle's valuation. While we understand the Company started a review in January, we began our review in August and presented our comprehensive plan to the Company in December. Rather than collaborate with us and built on our work, the Company decided to move forward with a de novo review, at the expense of valuable time and shareholder resources.

Debt-Fueled Dividend

In just the last three years, Crown Castle has funded its dividend with approximately $2 billion of debt – reflective of the Board's poor capital allocation strategy and questionable business judgement, particularly as interest rates remain elevated. Based on our analysis, our long-term plan to sell fiber and focus on towerco operations would significantly decrease the Company's Capex, improving the cashflow dynamics and the associated dividend profile.

We have proposed two, more responsible options regarding the dividend: (1) maintaining the dividend at its current level with limited incremental borrowing or (2) reducing the dividend such that it is paid entirely out of cashflow. We remain committed to a long-term sustainable dividend policy.

Boots Capital's nominees have a clear, detailed, and actionable plan to drive long-term value for Crown Castle

Boots Capital's nominees have a clear, detailed, and actionable plan to drive long-term value for Crown Castle shareholders.

Boots Capital's nominees have a plan to transform Crown Castle back into a leading pure-play tower company of strategic importance with a sustainable long-term dividend. Our four director nominees bring the trust, experience, vision, and urgency necessary to help Crown Castle reach its full potential. We encourage you to explore the materials provided on this website to gain a deeper understanding of how we plan to Reboot Crown Castle.

LETTER TO CROWN CASTLE SHAREHOLDERS

April 22, 2024

Our Business Objectives at Crown Castle

Fiber Plan

- Sell fiber; model contemplates $12.5 billion sale price (based on public information)
- Retain 25% ownership to decrease buyer capital requirement and establish alignment
- Trading multiple would re-rate to 25x as a pure-play towerco
- Detailed tax plan to mitigate tax on sale
- Paydown debt/optimize balance sheet
- Buyout ATT/TMO towers
- Execute share buyback

Tower Plan

- Optimize headcount from 18 towers/employee to peers at 23+
- Drive culture change to unlock value for shareholders while quelling employee uncertainty
- Transition KPIs from backward-looking financial metrics to forward-looking ops focus
- Digitize assets and workflow processes leveraging AI
- Rebuild carrier relationships
- Positioned to compete on opportunistic M&A
- Enhance investor relations with frequent and transparent communication on new pure-play model

Boots Capital has developed a detailed strategic and operating plan that is designed to create enduring value by optimizing Crown Castle as a pure-play tower company, returning the Company to operational excellence, and bolstering its leadership with experienced tower professionals.

Fiber Plan

- Sell fiber; model contemplates $12.5 billion sale price (based on public information)
- Retain 25% ownership to decrease buyer capital requirement and establish alignment
- Trading multiple would re-rate to 25x as a pure-play towerco
- Detailed tax plan to mitigate tax on sale
- Paydown debt/optimize balance sheet
- Buyout ATT/TMO towers
- Execute share buyback

Tower Plan

- Optimize headcount from 18 towers/employee to peers at 23+
- Drive culture change to unlock value for shareholders while quelling employee uncertainty
- Transition KPIs from backward-looking financial metrics to forward-looking ops focus
- Digitize assets and workflow processes leveraging AI
- Rebuild carrier relationships
- Positioned to compete on opportunistic M&A
- Enhance investor relations with frequent and transparent communication on new pure-play model

Boots Capital has developed a detailed strategic and operating plan that is designed to create enduring value by optimizing Crown Castle as a pure-play tower company, returning the Company to operational excellence, and bolstering its leadership with experienced tower professionals.

Click here to read our full presentation outlining our strategic and operational plan to Reboot Crown Castle

Meet Boots Capital's Director Nominees

Ted Miller, Crown Castle's co-founder, is a 30+ year tower industry veteran and remains deeply involved in the sector as a board member of multiple companies. Mr. Miller's bona fides as a shareholder rights advocate and corporate governance champion are simply unmatched in corporate America. Mr. Miller was one of three directors nominated by Air Products as it launched an unsolicited takeover of rival Airgas (he was eventually elected to the Airgas board of directors). Once on the Airgas board, Mr. Miller did what he knew to be right as a fiduciary and shareholder, and ultimately voted against Air Product's unsolicited acquisition proposal despite Air Products sponsorship of him. A few years later, Airgas was sold to another company at a valuation nearly double what Air Products had offered.

Mr. Miller has assembled this group of uniquely qualified candidates who are poised to support Crown Castle's new CEO during this highly-critical moment in time.

We believe that our directors have the necessary tower industry expertise and skillsets to execute a long-term strategy that will enhance operational excellence, repair the Company's culture, create a more sustainable dividend, and unlock meaningful value for all shareholders.

It's time for a change, and our proposed nominees are ready to



Ted B. Miller



Charles C. Green III

Mr. Miller has assembled this group of uniquely qualified candidates who are poised to support Crown Castle's new CEO during this highly-critical moment in time.

We believe that our directors have the necessary tower industry expertise and skillsets to execute a long-term strategy that will enhance operational excellence, repair the Company's culture, create a more sustainable dividend, and unlock meaningful value for all shareholders.

It's time for a change, and our proposed nominees are ready to lead the Company towards a more prosperous future.

READ MORE



Ted B. Miller

Ted B. Miller is the Co-Founder of Crown Castle Inc. and formerly served as CEO and Chairman of the company. He brings a long track record of success back to Crown Castle.



Charles C. Green III

Chuck Green, the former CFO of Crown Castle, is one of the world's leading authorities in tower operations with over 26 years of tower industry experience and over 50 years of asset management expertise.



David P. Wheeler

David Wheeler has over 45 years of investment banking experience with extensive media and telecom industry experience. Throughout his career, Mr. Wheeler has provided trusted, strategic, and tactical advice to senior management, aiding boards in navigating strategic and financial challenges and opportunities.



Tripp H. Rice

Tripp Rice is a Partner at 4M Investments overseeing investment due diligence, underwriting, and execution, managing diverse global investments, including telecommunications, real estate development, government contracting, aviation, imaging technologies, and artificial intelligence.

Materials

Restore Value Now: Crown Castle Co-Founder Ted B. Miller Files Preliminary Proxy Materials

March 28, 2024

Crown Castle Deserves Better: An Open Letter to Shareholders from Crown Castle Co-Founder Ted B. Miller

March 13, 2024

See all materials

Vote the GOLD Card Today to Reboot Crown Castle

It is ESSENTIAL that you VOTE "FOR" BOOTS CAPITAL NOMINEES TED B. MILLER, CHARLES C. GREEN, DAVID P. WHEELER and TRIPP H. RICE

And

"WITHHOLD" on CROWN CASTLE NOMINEES, ARI FITZGERALD, who has served for 21+ years; CINDY CHRISTY, who has served for 16+ years; P. ROBERT BARTOLO, who has served for 10+ years; and KEVIN T. KABAT

It is ESSENTIAL that you VOTE **"FOR" Boots Capital Nominees, Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and **"WITHHOLD" on Crown Castle Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat**. Do not vote "FOR" Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat, as doing so could jeopardize the goal of electing Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice to the Board, even if you vote "FOR" Boots Capital's nominees.

Beneficial Holders

Shareholders who hold Crown Castle shares in a bank or brokerage account (e.g. Morgan Stanley, Charles Schwab, Merrill Lynch)

There are 3 Ways to Vote

VOTE "FOR" Boots Capital's Nominees, **Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and "WITHHOLD" on CCI Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat.

Submit Your Voting Instruction Form By Internet

1. Go to the website indicated on the GOLD voting instruction form you received.
2. Enter the unique control number on your voting instruction form
3. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your vote

If you received your proxy materials by e-mail, you may vote by simply clicking on the "VOTE NOW" button embedded in the e-mail and follow the instructions above to vote "FOR" the Boots Capital nominees.

Submit Your Voting Instruction Form By App

1. Download the ProxyVote app from the Apple App Store or Google Play
2. With the camera on your mobile device, scan the unique control number that appears on your Voting Instruction Form or See Sample VIF
3. VOTE "FOR" Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your selections by clicking "Final Selection"

Submit Your Voting Instruction Form By Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your voting instruction form in the postage-paid envelope provided.

Registered Holders

For Registered Holders, there is only the option to vote by mail.

Shareholders who directly hold Crown Castle shares (i.e. not in a bank or brokerage account).

Submit Your Gold Proxy Card by Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your Gold proxy card in the postage-paid envelope provided.

Thank you for voting to help Reboot Crown Castle!

Contact Us

Investors:
Morrow Sodali
By Phone: 1-800-662-5200 or 203-658-9400
By Email: Boots@info.morrowsodali.com

Media:
Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright
Gasthalter & Co.
By Phone: 212-257-4170
By Email: bootscapital@gasthalter.com

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Board Candidates

It's time for a change, and our proposed nominees are ready to lead the Company towards a more prosperous future.

Crown Castle's Board must be reconstituted with directors that have the necessary tower industry expertise and skillsets to execute a long-term strategy that will enhance operational excellence, fix the Company's broken culture, create a more sustainable dividend, and unlock meaningful value for all shareholders.

It’s time for a change, and our proposed nominees are ready to lead the Company towards a more prosperous future.

Crown Castle’s Board must be reconstituted with directors that have the necessary tower industry expertise and skillsets to execute a long-term strategy that will enhance operational excellence, fix the Company’s broken culture, create a more sustainable dividend, and unlock meaningful value for all shareholders.

See Team Summary

Ted B. Miller | **Charles C. Green III** | **David P. Wheeler** | **Tripp H. Rice**



Ted B. Miller

Theodore B. Miller, Jr., age 72, is a lawyer and accountant by education and has extensive executive, financial and governance experience as a significant shareholder, executive officer and director of both start-up and large public companies. He has also served on public company audit, compensation, finance and governance board committees. Mr. Miller worked for Ernst & Young, an international accounting firm, after graduating from law school and has since been involved in telecommunications infrastructure, real estate development and project management, including design, construction, engineering, leasing, and property management. It was his real estate experience that led to the idea of wireless carriers (mobile network operators) outsourcing their tower infrastructure and ultimately to the founding of Crown Castle. He has also been involved globally in human resource logistics, business process outsourcing, manufacturing, and distribution logistics for companies such as The Boeing Company, Lockheed Martin Corporation, Northrup Grumman Corporation, and L-3 Communications Holdings (now part of L3Harris Technologies, Inc.), as well as for the U.S. Department of Defense.

Mr. Miller co-founded the Company in 1994 and served as the Company's Chief Executive Officer from 1994 until 2002. He also served as the Company's Executive Chairman from 1999 to 2002.Mr. Miller served as the

Defense.

Mr. Miller co-founded the Company in 1994 and served as the Company's Chief Executive Officer from 1994 until 2002. He also served as the Company's Executive Chairman from 1999 to 2002.Mr. Miller served as the Company's Chief Executive Officer during its initial public offering ("IPO") in 1998, which introduced towers as an investable asset class and the beginning of the tower industry relative to mobile network operators (MNOs) outsourcing their tower infrastructure as a source of capital, and in 2000, when the Company transitioned from NASDAQ to the NYSE. Under Mr. Miller's leadership at Crown Castle, the Company became the first international communications infrastructure company with operations in the U.S., U.K. Australia, Europe and South America. In addition, it is Mr. Miller's understanding that during his tenure at the Company, Crown Castle was the first tower company to (i) own and operate a rooftop program, (ii) establish an international presence, (iii) acquire a major MNO's infrastructure (Bell Atlantic / Verizon), (iv) offer a complete turnkey tower infrastructure service program, (v) establish a Network Operating Center (NOC) to monitor all tower and network activities in the U.S., (vi) provide "five nines" turnkey network service under a 10 year service level agreement with the British Broadcasting Corporation, to distribute television and radio signals to the U.K. population as well as to design and construct the world's first Digital Audio Broadcast and Digital Terrestrial Television Broadcast networks, (vii) offer leasing capability through its NOC, by providing structural loading information, radio

frequency interference analysis and leasing information to its customers, which was the beginning of customer relationship management (CRM) in the tower business and which allowed the conversion of orders to cash quickly, and (viii) develop an automated Oracle-based management system with JD Edwards & Company's financial and property management capability tied to its NOCs. Over the course of Mr. Miller's career at Crown Castle, he frequently spoke at major telecommunication conferences around the world and performed hundreds of investor presentations. In addition, Mr. Miller led over ten global road shows in approximately 18 months to raise billions of dollars in equity and debt financing to finance key acquisitions, including major MNO tower portfolio acquisitions from British Telecommunications plc, One 2 One (now T-Mobile), Bell Atlantic Mobile, BellSouth Corporation and its affiliates, Powertel Inc., GTE Corporation, Cable and Wireless Optus and Vodafone Australia, among others.

After leaving Crown Castle, while continuing to work in the tower and real estate industries, Mr. Miller founded Visual Intelligence, LP in 2003, a privately held imaging technologies company holding 13 patents enabling engineering class digital twins of vertical assets such as towers. The digitization of tower portfolios and active communications equipment on towers allows tower companies and MNOs to utilize data more efficiently and automate workflow processes across an enterprise thereby saving significant time and optimizing human resources. Mr. Miller is the majority shareholder and has served as the Executive Chairman of Visual Intelligence, LP since inception. Mr. Miller also founded 4M HR Logistics, LLC in 2003, and has

served as the company's Executive Chairman since inception. 4M HR Logistics, LLC is a defense contracting business that performs on a multi-billion-dollar contract for the U.S. Department of Defense maintaining aircraft across the globe including war theater operations. Since 2001, Mr. Miller has served as the President of 4M Investments, which is an international private investment company that owns, manages, and develops office, retail, hotel and distribution space across the U.S. as well as telecommunications infrastructure and technology relevant to infrastructure and real estate. Since 2022, Mr. Miller has also served as a board member and significant shareholder of PowerX Technology Ltd, a software development company that leverages artificial intelligence to automate the management of infrastructure power consumption for TowerCos and MNOs. PowerX intelligence enables automated reporting on energy usage, asset performance, site maintenance, and sustainability. Since 2023, Mr. Miller has served as President of 4M Management Partners, which is the investment advisor to the Boots Funds.

Previously, Mr. Miller served on the board of Airgas, Inc. (NYSE: ARG) from 2010 until it was acquired by Air Liquide in 2016, where he was on the Governance & Compensation Committee, the Finance Committee and the Audit Committee. In 2010, Mr. Miller helped defeat the takeover of the company by rival Air Products & Chemicals Inc ("Air Products"), which had included Miller on its director slate. Mr. Miller voted for management and against Air Products, which he believed was in the best interests of

included Miller on its director slate. Mr. Miller voted for management and against Air Products, which he believed was in the best interests of shareholders. Ultimately, Airgas, Inc. was sold in 2016 to Air Liquide at a 45% premium to its last trading price and 100% higher than the all cash hostile bid in 2010 by Air Products. Mr. Miller also served on the board of Affiliated Computer Services, Inc. (NYSE: ACS) from 2008 until it was acquired by Xerox Corporation (NYSE: XRX) in 2010, where he enhanced his knowledge regarding global business process outsourcing and served as the Chairman of the Compensation Committee and on the Audit Committee. As a member of the Compensation Committee, Mr. Miller was involved with the implementation of an executive compensation plan, which tied key performance indicators to strategy and, upon the sale of the company to Xerox Corporation, helped to negotiate the compensation packages for the executive management team. Additionally, he founded M7 Aerospace, LP in 2003 and served as the company's Executive Chairman until it was sold in 2010. He also founded Intercomp Technologies, LLC (d/b/a Intercomp Global Services) in 1994 and served as the company's Executive Chairman until it was sold in 2013.

Mr. Miller has been a board member and advisor to the Autonomy Institute since 2020, which is a cooperative research consortium aligning government, industry, academia and the public globally to create policies, markets, jobs and community benefits of autonomy to build intelligent, digital and autonomous infrastructure for the 21st Century. It is believed that investment

Mr. Miller has been a board member and advisor to the Autonomy Institute since 2020, which is a cooperative research consortium aligning government, industry, academia and the public globally to create policies, markets, jobs and community benefits of autonomy to build intelligent, digital and autonomous infrastructure for the 21st Century. It is believed that investment in 21st-century intelligent and autonomous infrastructure will stimulate economic expansion, national security, and job growth utilizing edge computing, 5G and Next G wireless technology, intelligent transportation systems, Assured Positioning, Navigation, and Timing (PNT), and resilient electrical grids.

Mr. Miller has a bachelor degree in Business Administration from The University of Texas at Austin and a Juris Doctor from Louisiana State University. We believe Mr. Miller's accumulated knowledge, at both public and private companies, are directly applicable to operating a public tower company and his skills and vast experience globally would add significant value to the Board and qualifies him to serve as a member of the Board.



Charles C. Green III

Charles Campbell Green III, age 77, has over 50 years of experience across various industries, including asset management, commercial property development, oil and gas and telecommunications, with 26 years of experience specifically in the tower industry. Mr. Green served as the founding Chief Financial Officer, Global Head of Finance and Executive Vice President of the Company from 1997 until 2001. He has served as Advisor and Non- Executive Director of PowerX Technology Ltd since 2022; Senior Advisor and Non-Executive Director of Pinnacle Towers Pte Ltd since 2021; Co-founder and Vice Chairman of Amane Towers, SA since 2023; and nominated as Vice Chairman of Digital Infrastructure Holdings Limited in 2024. He has also served on the Advisory Board of Delmec Engineering Ltd since 2023.

Prior to these roles, Mr. Green served as Advisor to Axiata Group on the carve out of its towers business in 2012. He was appointed Non- Executive Director and Executive Mentor of its towerco, Edotco Group, the largest Tower Company in South Asia, from 2013 to 2022, where he served as a member of the Audit Committee and Remuneration Committee and Chair of the Strategy Committee and Related Party Transaction Committee; a member of the Supervisory Board of Vantage Towers AG, Vodafone's European carve

the Strategy Committee and Related Party Transaction Committee; a member of the Supervisory Board of Vantage Towers AG, Vodafone's European carve out and one of the largest Tower Companies in Europe, where he chaired the Audit, Risk and Compliance Committee and was a member of the Remuneration Committee from 2021 until 2023, which was listed on the Frankfurt Stock Exchange in 2021; and initial Chief Executive Officer and Chair of International Digital Infrastructure Alliance, a tower industry advocacy firm, from 2019 to 2020. He also co-founded Helios Towers Nigeria, the first Towerco in Africa, in 2005 and Helios Towers Africa Ltd., covering the rest of Africa in 2009, which was listed on the London Stock Exchange in 2017.

Mr. Green's career has earned him industry recognition, including the inaugural Lifetime Achievement Award in the Tower Industry by TowerXchange in 2016 and acknowledgment as a TowerXchange Top 20 Industry Executive in 2020. Commencing his professional career at JP Morgan Asset Management in 1969, Charles holds BBA and MBA degrees from The University of Texas at Austin and is a Chartered Financial Analyst. We believe Mr. Green's skills and vast experience would add significant value to the Board and qualifies him to serve as a member of the Board.



David P. Wheeler

David P. Wheeler, age 71, has more than 45 years of investment banking experience and currently serves as Principal of Markham Capital, where he provides strategic consulting services to clients, including 4M Management Partners and its affiliates. Mr. Wheeler has also served as a Senior Advisor to Committed Capital Ltd, a development and growth capital investment fund, since 2013 and as a Board Member of DK Group NV since 2007.

Mr. Wheeler has extensive experience in the technology, media and telecommunications ("TMT") sector including founding the EMEA TMT groups for three major investment banks: JPMorgan, Lehman Brothers and Credit Suisse as well as advising on a significant number of TMT transactions. During his 25 years following the sector, Mr. Wheeler advised on the then largest enterprise fiber sale of Interoute to GTT Communications, Inc. for $2.3 billion, the first European high yield bond for a fiber company (Interoute), the IPO of the largest alternative telecom operators in France (Neuf Cegetel) and Germany (Versatel GmbH) and IPO preparation for Helios Towers Africa Ltd. and Emitel S.A. (Poland). He was also elected as Vice Chairman of the leading European telecom industry group, ECTA (European Competitive Telecommunications Association).

Previously, Mr. Wheeler served in various capacities at Credit Suisse/Credit

Previously, Mr. Wheeler served in various capacities at Credit Suisse/Credit Suisse First Boston from 1996 to 2023, including as Co- Chairman of the European Investment Banking Committee from 2006 to 2023. He also served as Senior Advisor Chairman to Bartons Family Capital from 2022 to 2023 and as Lead Independent Director of Orbit Showtime Networks, where he chaired the Executive Committee from 2009 to 2018.

Mr. Wheeler is a pioneer in the global tower sector, developing the industry as an attractive and investable asset class. He advised Castle Transmission on its acquisition of the BBC Transmission Division, which was the first significant tower M&A transaction in Europe; he led the first high yield bond issue for a European tower company; and was global coordinator on the first European tower IPO for Rai Way of Italy.

Additional roles in which Mr. Wheeler has served include Trustee, Vice Chair of the Board and Chairman of the Development Committee of Bowdoin College from 2003 to 2023; Chairman of the Advisory Board of Ozone from 2008 to 2015; Board Member and Chairman of the Compensation Committee of Miniweb Interactive Ltd from 2007 to 2011; Vice Chairman and Board Member of the European Competitive Telecommunications Associate from 2002 to 2005; and Board Member of Deutsche Telekom Mobile Netherlands in 2001.

Additional roles in which Mr. Wheeler has served include Trustee, Vice Chair of the Board and Chairman of the Development Committee of Bowdoin College from 2003 to 2023; Chairman of the Advisory Board of Ozone from 2008 to 2015; Board Member and Chairman of the Compensation Committee of Miniweb Interactive Ltd from 2007 to 2011; Vice Chairman and Board Member of the European Competitive Telecommunications Associate from 2002 to 2005; and Board Member of Deutsche Telekom Mobile Netherlands in 2001.

Mr. Wheeler received a Bachelor of Arts, summa cum laude, from Bowdoin College and a Masters of Business Administration in Finance from the Wharton Business School of the University of Pennsylvania. We believe Mr. Wheeler's skills and vast experience would add significant value to the Board and qualifies him to serve as a member of the Board.



Tripp H. Rice

Tripp H. Rice, age 40, has more than 18 years of experience in investing and financial roles across a range of businesses. He has spent the last 10 years evaluating various tower related transactions globally. Mr. Rice has served as Partner of 4M Investments since 2014 and as President of 4M Management Partners since 2023. In addition, his current roles include President, Chief Financial Officer and Board Member of 4M HR Logistics, LLC since 2014; Secretary of Park Ten GP, LLC since 2014; Vice President of BC Business Park GP, LLC since 2014. Mr. Rice also currently serves as President, Chief Financial Officer and Board Member of Visual Intelligence, LP, a privately held imaging technologies company working globally with TowerCos to digitize assets and automate workflows, positions he has held since 2016. Furthermore, Mr. Rice has served as an Advisory Board Member of PowerX Technology Ltd, a software development company that leverages artificial intelligence to automate the management of infrastructure power consumption for TowerCos and mobile network operators (MNOs), since 2023. Previously, Mr. Rice served in a variety of investing and financial roles at Tulcan, L.P., Wellspring Capital Management and Bear Stearns & Co.

Mr. Rice has significant expertise using technologies to drive efficiencies for TowerCo's as well as managing complex operations. As President of Visual Intelligence, Mr. Rice leads an imaging technologies team holding 13 patents enabling engineering-class digital twins of assets such as towers. The digitization of tower portfolios and active communications equipment on towers enables tower companies and MNOs to build highly detailed, digitized databases and automate workflow processes. By leveraging digital twins and utilizing AI, the information can be accessed across the enterprise and save significant time and optimize human resources. In this role, Mr. Rice has worked with TowerCos and MNOs globally to assess how to drive efficiency at a detailed level and analyze the impact to shareholder value. In his role as an Advisory Board Member of PowerX Technology Ltd, Mr. Rice assists the company with the strategy and execution of PowerX's technology, which is currently utilized at scale by some of the largest telecommunications customers globally. As President of 4M HR Logistics, Mr. Rice leads a defense contracting business that performs on a multi-billion-dollar contract for the U.S. Department of Defense maintaining aircraft across the globe including war theater operations.

Mr. Rice received a Bachelor of Science in Commerce degree with Distinction (concentrations in finance and management) from the University of Virginia. We believe Mr. Rice's skills and significant experience would add meaningful value to the Board and qualifies him to serve as a member of the Board.

Vote the GOLD Card Today to Reboot Crown Castle

It is ESSENTIAL that you VOTE "FOR" BOOTS CAPITAL NOMINEES TED B. MILLER, CHARLES C. GREEN, DAVID P. WHEELER and TRIPP H. RICE

And

"WITHHOLD" on CROWN CASTLE NOMINEES, ARI FITZGERALD, who has served for 21+ years; CINDY CHRISTY, who has served for 16+ years; P. ROBERT BARTOLO, who has served for 10+ years; and KEVIN T. KABAT

It is ESSENTIAL that you VOTE **"FOR" Boots Capital Nominees, Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and **"WITHHOLD" on Crown Castle Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat**. Do not vote "FOR" Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat, as doing so could jeopardize the goal of electing Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice to the Board, even if you vote "FOR" Boots Capital's nominees.

Beneficial Holders

Shareholders who hold Crown Castle shares in a bank or brokerage account (e.g. Morgan Stanley, Charles Schwab, Merrill Lynch)

There are 3 Ways to Vote

VOTE "FOR" Boots Capital's Nominees, **Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and "WITHHOLD" on CCI Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat.

Submit Your Voting Instruction Form By Internet

1. Go to the website indicated on the GOLD voting instruction form you received.
2. Enter the unique control number on your voting instruction form
3. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your vote

If you received your proxy materials by e-mail, you may vote by simply clicking on the "VOTE NOW" button embedded in the e-mail and follow the instructions above to vote "FOR" the Boots Capital nominees.

Submit Your Voting Instruction Form By App

1. Download the ProxyVote app from the Apple App Store or Google Play
2. With the camera on your mobile device, scan the unique control number that appears on your Voting Instruction Form or See Sample VIF
3. VOTE "FOR" Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your selections by clicking "Final Selection"

Submit Your Voting Instruction Form By Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your voting instruction form in the postage-paid envelope provided.

Registered Holders

For Registered Holders, there is only the option to vote by mail.

Shareholders who directly hold Crown Castle shares (i.e. not in a bank or brokerage account).

Submit Your Gold Proxy Card by Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your Gold proxy card in the postage-paid envelope provided.

Thank you for voting to help Reboot Crown Castle!

Contact Us

Investors:
Morrow Sodali
By Phone: 1-800-662-5200 or 203-658-9400
By Email: Boots@info.morrowsodali.com

Media:
Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright
Gasthalter & Co.
By Phone: 212-257-4170
By Email: bootscapital@gasthalter.com

First Name *

Last Name

Email Address *

Message *

SEND

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This website is not in any way affiliated with, approved by, produced by, licensed from, sponsored by, or endorsed by Crown Castle or any other companies referred to herein.

Boots Capital Management

Board Candidates | Materials | SEC Filings | Contact | How to Vote



Materials

Presentations, Letters, News

Press Releases

Press Releases

Boots Capital Highlights Crown Castle's Significant Destruction Of Shareholder Value And Failed Operational Strategy Due To Ineffective Leadership

April 22, 2024

Restore Value Now: Crown Castle Co-Founder Ted B. Miller Files Preliminary Proxy Materials

March 28, 2024

Crown Castle Deserves Better: An Open Letter to Shareholders from Crown Castle Co-Founder Ted B. Miller

March 13, 2024

Crown Castle Co-Founder Ted B. Miller Issues Statement on Crown Castle's Rewrite of Cooperation Agreement with Elliott

March 4, 2024

Crown Castle Co-Founder Ted B. Miller Files Lawsuit to Invalidate Crown Castle's Unlawful Cooperation Agreement with Elliott

February 28, 2024

Crown Castle Inc. Founder Ted B. Miller Leads Slate of Four Highly Qualified Directors for Board of Crown Castle Inc.

February 20, 2024

Materials

Full Presentation Outlining Our Strategic and Operational Plan to Reboot Crown Castle

Presentation

Boots Capital's Highly Qualified Director Nominees

Backgrounds

Vote the GOLD Card Today to Reboot Crown Castle

✓ It is ESSENTIAL that you VOTE "FOR" BOOTS CAPITAL NOMINEES TED B. MILLER, CHARLES C. GREEN, DAVID P. WHEELER and TRIPP H. RICE

And

✕ "WITHHOLD" on CROWN CASTLE NOMINEES, ARI FITZGERALD, who has served for 21+ years; CINDY CHRISTY, who has served for 16+ years; P. ROBERT BARTOLO, who has served for 10+ years; and KEVIN T. KABAT

It is ESSENTIAL that you VOTE **"FOR" Boots Capital Nominees, Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and **"WITHHOLD" on Crown Castle Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat**. Do not vote "FOR" Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat, as doing so could jeopardize the goal of electing Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice to the Board, even if you vote "FOR" Boots Capital's nominees.

Beneficial Holders

Shareholders who hold Crown Castle shares in a bank or brokerage account (e.g. Morgan Stanley, Charles Schwab, Merrill Lynch)

There are 3 Ways to Vote

VOTE "FOR" Boots Capital's Nominees, **Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and "WITHHOLD" on CCI Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat.

Submit Your Voting Instruction Form By Internet

1. Go to the website indicated on the GOLD voting instruction form you received.
2. Enter the unique control number on your voting instruction form
3. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your vote

If you received your proxy materials by e-mail, you may vote by simply clicking on the "VOTE NOW" button embedded in the e-mail and follow the instructions above to vote "FOR" the Boots Capital nominees.

Submit Your Voting Instruction Form By App

1. Download the ProxyVote app from the Apple App Store or Google Play
2. With the camera on your mobile device, scan the unique control number that appears on your Voting Instruction Form or See Sample VIF
3. VOTE "FOR" Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your selections by clicking "Final Selection"

Submit Your Voting Instruction Form By Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your voting instruction form in the postage-paid envelope provided.

Registered Holders

For Registered Holders, there is only the option to vote by mail.

Shareholders who directly hold Crown Castle shares (i.e. not in a bank or brokerage account).

Submit Your Gold Proxy Card by Mail

1. Vote “FOR” Ted B. Miller, “FOR” Charles C. Green, “FOR” David P. Wheeler and “FOR” Tripp H. Rice and “WITHHOLD” on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your Gold proxy card in the postage-paid envelope provided.

Thank you for voting to help Reboot Crown Castle!

Contact Us

Investors:

Morrow Sodali

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

First Name *

Last Name

Email Address *

Message *

SEND

This website is not in any way affiliated with, approved by, produced by, licensed from, sponsored by, or endorsed by Crown Castle or any other companies referred to herein.


SEC Filings

SEC Filings

Below are relevant materials Boots Capital has filed with the United States Securities and Exchange Commission:

Boots Definitive Proxy Statement

Vote the GOLD Card Today to Reboot Crown Castle

It is ESSENTIAL that you VOTE "FOR" BOOTS CAPITAL NOMINEES TED B. MILLER, CHARLES C. GREEN, DAVID P. WHEELER and TRIPP H. RICE

And

"WITHHOLD" on CROWN CASTLE NOMINEES, ARI FITZGERALD, who has served for 21+ years; CINDY CHRISTY, who has served for 16+ years; P. ROBERT BARTOLO, who has served for 10+ years; and KEVIN T. KABAT

It is ESSENTIAL that you VOTE **"FOR" Boots Capital Nominees, Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and **"WITHHOLD" on Crown Castle Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat**. Do not vote "FOR" Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat, as doing so could jeopardize the goal of electing Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice to the Board, even if you vote "FOR" Boots Capital's nominees.

Beneficial Holders

Shareholders who hold Crown Castle shares in a bank or brokerage account (e.g. Morgan Stanley, Charles Schwab, Merrill Lynch)

There are 3 Ways to Vote

VOTE "FOR" Boots Capital's Nominees, **Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and "WITHHOLD" on CCI Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat.

Submit Your Voting Instruction Form By Internet

1. Go to the website indicated on the GOLD voting instruction form you received.
2. Enter the unique control number on your voting instruction form
3. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your vote

If you received your proxy materials by e-mail, you may vote by simply clicking on the "VOTE NOW" button embedded in the e-mail and follow the instructions above to vote "FOR" the Boots Capital nominees.

Submit Your Voting Instruction Form By App

1. Download the ProxyVote app from the Apple App Store or Google Play
2. With the camera on your mobile device, scan the unique control number that appears on your Voting Instruction Form or See Sample VIF
3. VOTE "FOR" Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your selections by clicking "Final Selection"

Submit Your Voting Instruction Form By Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your voting instruction form in the postage-paid envelope provided.

Registered Holders

For Registered Holders, there is only the option to vote by mail.

Shareholders who directly hold Crown Castle shares (i.e. not in a bank or brokerage account).

Submit Your Gold Proxy Card by Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your Gold proxy card in the postage-paid envelope provided.

Thank you for voting to help Reboot Crown Castle!

Contact Us

Investors:
Morrow Sodali
By Phone: 1-800-662-5200 or 203-658-9400
By Email: Boots@info.morrowsodali.com

Media:
Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright
Gasthalter & Co.
By Phone: 212-257-4170
By Email: bootscapital@gasthalter.com

First Name *

Last Name

Email Address *

Message *

SEND

Explore

How to Vote

Board Candidates

Materials

Other Links

Disclaimer

Contact

This website is not in any way affiliated with, approved by, produced by, licensed from, sponsored by, or endorsed by Crown Castle or any other companies referred to herein.

Contact Us

Do you have a question or comment?

Investors:
Morrow Sodali
By Phone: 1-800-662-5200 or 203-658-9400
By Email: Boots@info.morrowsodali.com

Media:
Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright
Gasthalter & Co.
By Phone: 212-257-4170
By Email: bootscapital@gasthalter.com

We'd like to hear from you.

First Name *

Last Name

Email Address *

Message *

SEND

Explore

How to Vote

Board Candidates

Materials

Other Links

Disclaimer

Contact

This website is not in any way affiliated with, approved by, produced by, licensed from, sponsored by, or endorsed by Crown Castle or any other companies referred to herein.

How to Vote

Vote the GOLD Card Today to Reboot Crown Castle

Vote the GOLD Card Today to Reboot Crown Castle

✓ It is ESSENTIAL that you VOTE "FOR" BOOTS CAPITAL NOMINEES TED B. MILLER, CHARLES C. GREEN, DAVID P. WHEELER and TRIPP H. RICE

And

✕ "WITHHOLD" on CROWN CASTLE NOMINEES, ARI FITZGERALD, who has served for 21+ years; CINDY CHRISTY, who has served for 16+ years; P. ROBERT BARTOLO, who has served for 10+ years; and KEVIN T. KABAT

It is ESSENTIAL that you VOTE **"FOR" Boots Capital Nominees, Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and **"WITHHOLD" on Crown Castle Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat**. Do not vote "FOR" Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat, as doing so could jeopardize the goal of electing Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice to the Board, even if you vote "FOR" Boots Capital's nominees.

Beneficial Holders

Shareholders who hold Crown Castle shares in a bank or brokerage account (e.g. Morgan Stanley, Charles Schwab, Merrill Lynch)

There are 3 Ways to Vote

VOTE "FOR" Boots Capital's Nominees, **Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice** and "WITHHOLD" on CCI Nominees, Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat.

Submit Your Voting Instruction Form By Internet

1. Go to the website indicated on the GOLD voting instruction form you received.
2. Enter the unique control number on your voting instruction form
3. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your vote

If you received your proxy materials by e-mail, you may vote by simply clicking on the "VOTE NOW" button embedded in the e-mail and follow the instructions above to vote "FOR" the Boots Capital nominees.

Submit Your Voting Instruction Form By App

1. Download the ProxyVote app from the Apple App Store or Google Play
2. With the camera on your mobile device, scan the unique control number that appears on your Voting Instruction Form or See Sample VIF
3. VOTE "FOR" Ted B. Miller, Charles C. Green, David P. Wheeler and Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat
4. Submit your selections by clicking "Final Selection"

Submit Your Voting Instruction Form By Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your voting instruction form in the postage-paid envelope provided.

Registered Holders

For Registered Holders, there is only the option to vote by mail.

Shareholders who directly hold Crown Castle shares (i.e. not in a bank or brokerage account).

Submit Your Gold Proxy Card by Mail

1. Vote "FOR" Ted B. Miller, "FOR" Charles C. Green, "FOR" David P. Wheeler and "FOR" Tripp H. Rice and "WITHHOLD" on Ari Fitzgerald, Cindy Christy, P. Robert Bartolo, and Kevin T. Kabat on the Gold proxy card you received.
2. Complete, sign, date and return your Gold proxy card in the postage-paid envelope provided.

Thank you for voting to help Reboot Crown Castle!

Frequently Asked Questions (FAQs) about Voting for Boots Capital's Nominees

Do I need to mail in a proxy card? Are there other ways to vote? +

Do I need to vote for all 12 Directors? Or can I just vote for Ted, Charles, David, and Tripp? +

I'm a Crown Castle employee, and I want to vote for Boots Capital's candidates. Will my vote be confidential—will the company know? +

Do I need to vote on the other proposals besides the proposal regarding the election of directors (Proposal 1)? +

What happens after I submit my vote with the gold proxy card? +

Can I change my vote after submitting my vote? +

Who is entitled to vote? +

When is Crown Castle's Annual Meeting of Shareholders? +

If I've lost my proxy cards, or made a mistake and need a new card, how can I get one? +

Who can I contact if I have questions? +

Contact Us

Investors:

Morrow Sodali

By Phone: 1-800-662-5200 or 203-658-9400

By Email: Boots@info.morrowsodali.com

Media:

Jonathan Gasthalter/Nathaniel Garnick/Grace Cartwright

Gasthalter & Co.

By Phone: 212-257-4170

By Email: bootscapital@gasthalter.com

First Name *

Last Name

Email Address *

Message *

SEND

Explore

How to Vote

Board Candidates

Materials

Other Links

Disclaimer

Contact

This website is not in any way affiliated with, approved by, produced by, licensed from, sponsored by, or endorsed by Crown Castle or any other companies referred to herein.